Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nexia Holdings, Inc. on Form 10-KSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof, I Richard Surber, Chief Financial Officer of Nexia Holdings, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Form 10-KSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company, for the periods presented therein.

/s/ Richard Surber
Richard Surber
Chief Financial Officer
April 17, 2007

A signed original of this written statement required by Section 906 has been retained by Nexia Holdings, Inc. and will be retained by Nexia Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.